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                                 EXHIBIT 4.4

          COPY OF FUND EIGHT B'S CERTIFICATE OF LIMITED PARTNERSHIP




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                             STATE OF DELAWARE

                    CERTIFICATE OF LIMITED PARTNERSHIP

                                   OF

                       ICON INCOME FUND EIGHT B L.P.


         The Undersigned, desiring to form a limited partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

         1. FIRST: The name of the limited partnership is "ICON Income Fund Eight B L.P."

         2. SECOND: The name and address of the Registered Agent is Corporation Service Company, 1013 Centre Road, Wilmington, (County of New Castle) Delaware 19805

         3. THIRD: The name and mailing address of each general partner is as follows:

                                600 Mamaroneck Avenue
                                  Harrison, NY 10528

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of ICON Income Fund Eight B L.P. as of this 7th day of February, 2000.

                                     ICON Income Fund Eight B L.P.
                                     By its General Partner, ICON Captial Corp.


                                     /s/ Thomas W. Martin
                                     ------------------------------------------
                                     Thomas W. Martin
                                     Executive Vice President